EXHIBIT 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.01 par value per share, of HCA Inc., a corporation incorporated under the laws of the State of Delaware, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
[signature pages follow]

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

Merrill Lynch Professional Clearing Corp.		Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Eileen M. Porter	By:	/s/ Eileen M. Porter

	Name: Eileen M. Porter		Name: Eileen M. Porter
	Title: Authorized Person*		Title: Authorized Person*

Merrill Lynch Financial Markets, Inc.		Merrill Lynch International

By:	/s/ Eileen M. Porter	By:	/s/ Eileen M. Porter

	Name: Eileen M. Porter		Name: Eileen M. Porter
	Title: Authorized Person*		Title: Authorized Person*

Merrill Lynch & Co., Inc.		Merrill Lynch Trust Company, FSB

By:	/s/ Eileen M. Porter	By:	/s/ Eileen M. Porter

	Name: Eileen M. Porter		Name: Eileen M. Porter
	Title: Authorized Person*		Title: Authorized Person*

*	See attached Powers of Attorney

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

FRISCO, INC.

By:	/s/ Patricia Champion Frist
Name: Patricia Champion Frist
Title: President

FRISCO PARTNERS

By:	/s/ Thomas F. Frist, Jr.
Name: Thomas F. Frist, Jr.
Title: General Partner

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

/s/ Thomas F. Frist, Jr.

Thomas F. Frist, Jr.

     IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

/s/ Patricia Champion Frist

Patricia Champion Frist

     IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

/s/ Patricia Frist Elcan

Patricia Frist Elcan

     IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

/s/ William Robert Frist

William Robert Frist

     IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

/s/ Thomas F. Frist, III

Thomas F. Frist, III

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

BANK OF AMERICA CORPORATION
NB HOLDINGS CORPORATION

By:	/s/ Charles F. Bowman
Name: Charles F. Bowman
Title: Senior Vice President

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

NATIONSBANC MONTGOMERY HOLDINGS
CORPORATION

By:	/s/ Robert Qutub
Name: Robert Qutub
Title: President

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Richard E. Konefal
Name: Richard E. Konefal
Title: Senior Vice President

          IN WITNESS WHEREOF, the undersigned has duly executed this Joint Filing Agreement as of this 3rd day of August, 2006.

CITIGROUP INC.

By:	/s/ Ali L. Karshan

Name: Ali L. Karshan
Title: Assistant Secretary